    As filed with the Securities and Exchange Commission on February 5, 1999
                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
              -----------------------------------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

              -----------------------------------------------------


                          ALEXION PHARMACEUTICALS, INC.
             (Exact Name Of Registrant As Specified In Its Charter)

                                    DELAWARE
                         (State or Other Jurisdiction of
                         Incorporation or Organization)

                                   13-3648318
                                (I.R.S. Employer
                               Identification No.)

                           25 SCIENCE PARK, SUITE 360
                          NEW HAVEN, CONNECTICUT 06511
                                 (203) 776-1790
                    (Address of Principal Executive Offices)

              -----------------------------------------------------


              ALEXION PHARMACEUTICALS, INC. 1992 STOCK OPTION PLAN
                            (Full Title of the Plan)

                               LEONARD BELL, M.D.
                          ALEXION PHARMACEUTICALS, INC.
                           25 SCIENCE PARK, SUITE 360
                          NEW HAVEN, CONNECTICUT 06511
                                 (203) 776-1790
                    (Name, address, including area code, and
                     telephone number of agent for service)

              -----------------------------------------------------

       Copies of all communications, including all communications sent to the agent for service, should be sent to:

                            MERRILL M. KRAINES, ESQ.
                           FULBRIGHT & JAWORSKI L.L.P.
                                666 FIFTH AVENUE
                            NEW YORK, NEW YORK 10103
                                 (212) 318-3261

                         CALCULATION OF REGISTRATION FEE

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                                                                                PROPOSED             PROPOSED
                                                                                MAXIMUM              MAXIMUM
                                                                             OFFERING PRICE         AGGREGATE        AMOUNT OF
TITLE OF SECURITIES                                    AMOUNT TO BE               PER                OFFERING       REGISTRATION
  TO BE REGISTERED                                      REGISTERED              SHARE(1)             PRICE(1)           FEE
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value of $.0001 per share...        1,300,000 shares          $13.375            $17,387,500       $4,835.00
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

(1) The price is estimated pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "Act"), solely for the purpose of calculating the registration fee and is the product resulting from multiplying 1,300,000, the number of additional shares registered by this Registration Statement as to which options may be granted under the Alexion Pharmaceuticals, Inc. 1992 Stock Option Plan, by $13.375, the average of the high and low prices of Alexion Pharmaceuticals, Inc. Common Stock as reported on The Nasdaq National Market on February 2, 1999.

--------------------------------------------------------------------------------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         The contents of the Registration Statement on Form S-8 (File No. 333-24863) of Alexion Pharmaceuticals, Inc., as filed with the Securities and Exchange Commission on April 9, 1997, are incorporated herein by reference, except as otherwise disclosed herein, in accordance with GENERAL INSTRUCTION E--REGISTRATION OF ADDITIONAL SECURITIES of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  Incorporation of Documents by Reference

         The following documents filed by Alexion Pharmaceuticals, Inc. (the "Company") are incorporated herein by reference:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended July 31,1998.

         (2) The Company's Quarterly Report on Form 10-Q for the quarterly period ended October 31, 1998.

         (3) The Company's Current Reports on Form 8-K, filed on October 9, 1998, December 31, 1998 and January 29, 1999.

         (4) The Company's Registration Statement on Form S-8 (File No. 333-24863), filed on April 9, 1997.

         (5)      The description of the Company's Common Stock contained in
                  Item 1 of the Company's Registration Statement on Form 8-A, dated February 12, 1996.

         In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.       EXHIBITS

         4(a) Alexion Pharmaceuticals, Inc. 1992 Stock Option Plan, as amended.

         *(b)     Form of Incentive Option Agreement.

         *(c)     Form of Nonqualified Option Agreement.

          5       Opinion of Fulbright & Jaworski L.L.P.

         23(a)    Consent of Arthur Andersen LLP.

         (b)      Consent of Fulbright & Jaworski L.L.P. (included in
                  Exhibit 5).

         24       Power of Attorney (included in signature page).


           * Previously filed with the Company's Registration Statement on Form S-8 (File No. 333-24863) filed on April 9, 1997.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut on February 5, 1999.

                                    ALEXION PHARMACEUTICALS, INC.


                                    By:      /S/ LEONARD BELL
                                             -------------------------
                                             Leonard Bell, M.D.
                                             President, Chief Executive Officer,
                                             Secretary and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints LEONARD BELL, M.D. and DAVID W. KEISER, or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


/S/ LEONARD BELL                         President, Chief Executive Officer,
-----------------------------------      Secretary, Treasurer and Director
Leonard Bell, M.D.                       (principal executive officer)                      February 5 , 1999


/S/ DAVID W. KEISER                       Executive Vice President and Chief
-----------------------------------       Operating Officer (principal financial            February 5, 1999
David W. Keiser                           officer)


/S/ BARRY P. LUKE                         Vice President of Finance and
-----------------------------------       Administration (principal accounting              February 5, 1999
Barry P. Luke                             officer)



/S/ JOHN H. FRIED                     Chairman of the Board of Directors                    February 5, 1999
----------------------------------
John H. Fried, Ph.D.


/S/ JOSEPH A. MADRI                   Director                                              February 5, 1999
----------------------------------
Joseph A. Madri, Ph.D., M.D.

/S/ LEONARD MARKS, JR.                Director                                              February 5, 1999
----------------------------------
Leonard Marks, Jr., Ph.D.

/S/ MAX LINK                          Director                                              February 5, 1999
----------------------------------
Max Link, Ph.D.

/S/ EILEEN M. MORE                    Director                                              February 5, 1999
----------------------------------
Eileen M. More

/S/ TIMOTHY F. HOWE                   Director                                              February 5, 1999
------------------------------------
Timothy F. Howe